UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VINCO VENTURES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

24 Aspen Park Blvd

East Syracuse, NY 13224

(866) 900-0992

March __, 2023

Dear Stockholder:

We would like you to join us at an Annual Meeting of Stockholders of Vinco Ventures, Inc. (the “Company” or “we”) which will be held on April 18, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/BBIG2023GM. You will not be able to attend the Annual Meeting in person.

Your attention is directed to the Notice of Annual Meeting of Stockholders and Proxy Statement enclosed with this letter which describes the formal business to be transacted at the meeting. If you would like another copy of this Proxy Statement, please send your request to: Erik Noble, Chief Security Officer, 24 Aspen Park Blvd, East Syracuse, NY 13224. It is also available on the Internet at https://investors.vincoventures.com.

At this Annual Meeting, the agenda includes the following items of business: (1) a proposal to approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock (the “Common Stock”) from 249,000,000 to 750,000,000; (2) a proposal to approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our preferred stock (the “Preferred Stock”) from 1,000,000 to 5,000,000; (3) a proposal to amend our articles to authorize the Board to effect a reverse stock split in a range of 1:2-1:20; (4) approval of issuance of shares of common stock upon conversion of our Series A Preferred Stock; (5) approval of issuance of shares of common stock upon conversion of our Series B Preferred Stock; (6) approval of issuance of shares of common stock issuable under our proposed PIPE financing transaction; (7) approval of our acquisition of assets of A360 Media and potential resulting change in control; (8) frequency of nonbinding advisory vote on “say on pay”; (9) advisory vote on “say on pay”; (10) election of directors; (11) ratification of independent registered public accounting firm; and (12) the transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the 10 proposals noted above.

It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting virtually. You may vote over the Internet, by telephone or by completing, signing, dating and returning the Proxy Card that accompanies these printed materials. Submitting your vote by Proxy Card will not affect your right to vote virtually if you decide to attend the meeting.

If you have any questions, please contact Javan Khazali, our ___________ at _________.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Roderick Vanderbilt
Roderick Vanderbilt
Executive Chairman

VINCO VENTURES, INC.

24 Aspen Park Blvd

East Syracuse, NY 13224

(866) 900-0992

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April __, 2023

The Annual Meeting will be held on April __, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/BBIG2023AM. You will not be able to attend the Annual Meeting in person.

Stockholders are referred to the Proxy Statement for more detailed information with respect to the matters to be considered at the Annual Meeting.

The Board of Directors of the Company has fixed the close of business on March __, 2023 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of shares of our Common Stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices during regular business hours for the ten (10) calendar days prior to the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT

If your shares are registered in your name, even if you plan to attend the Annual Meeting virtually or any postponement or adjournment of the Annual Meeting, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the Proxy Statement to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote during the meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

/s/ Rod Vanderbilt
Executive Chair

VINCO VENTURES, INC.

24 Aspen Park Blvd

East Syracuse, NY 13224

(866) 900-0992

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 18, 2023

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “the Company,” or “Vinco Ventures” refer to Vinco Ventures, Inc., a Nevada corporation, and its consolidated subsidiaries and variable interest entities as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share (the “Common Stock”).

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of Vinco Ventures to be voted at the Annual Meeting of stockholders of the Company (the “Annual Meeting”) to be held on April 18, 2023, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. We will be hosting the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BBIG2023AM. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. Participation in the live virtual meeting will be considered in-person attendance.

Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our Common Stock, are posted at www.proxyvote.com. If you do not have your 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting.

This Proxy Statement and accompanying form of proxy are dated March 7, 2023. The Notice of Internet Availability of Proxy Materials are expected to be furnished to stockholders on or about March __, 2023. An electronic copy of this Proxy Statement is available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares during the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (“SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1) a proposal to approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock (the “Common Stock”) from 249,000,000 to 750,000,000; (2) a proposal to approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our preferred stock (the “Preferred Stock”) from 1,000,000 to 5,000,000; (3) a proposal to amend our articles to authorize the Board to effect a reverse stock split in a range of 1:2-1:20; (4) approval of issuance of shares of common stock upon conversion of our Series A Preferred Stock; (5) approval of issuance of shares of common stock upon conversion of our Series B Preferred Stock; (6) approval of issuance of shares of common stock issuable under our proposed PIPE financing transaction; (7) approval of our acquisition of assets of A360 Media and potential resulting change in control; (8) frequency of nonbinding advisory vote on “say on pay”; (9) advisory vote on “say on pay”; (10) election of directors; (11) ratification of independent registered public accounting firm; and (12) the transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one copy of the proxy materials including this Proxy Statement and the proxy card or voting instruction card. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a copy of the proxy materials and a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please follow the separate voting instructions that you received for your shares of Common Stock held in each of your different accounts to ensure that all of your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March __, 2023 (the “Record Date”). On the Record Date, ______________ shares of Common Stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per share of Common Stock on each matter to be acted upon at the Annual Meeting. Our Second Amended and Restated Bylaws prohibits cumulative voting rights.

What constitutes a quorum?

The holders of 1/3 of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by our Amended and Restated Articles of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either the chairman of the meeting, or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Nevada Agency & Transfer Company, the Company’s stock transfer agent and registrar, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, as well as the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

The Authorized Common Increase Proposal and the Adjournment Proposal involve matters that we believe will be considered routine under the relevant securities exchange rules and will not be subject to broker non-vote. The Authorized Preferred Increase Proposal involves matters that we believe will be considered non-routine and brokers and other intermediaries will not have the discretion to vote on them without voting instructions. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

How do I vote my shares?

If you are a record holder, you may vote your shares at the Annual Meeting virtually or by proxy. To vote virtually by attending the Annual Meeting, or to vote by proxy, you may choose one of the following methods to vote your shares:

●	Virtually at the Meeting: You may vote by attending the Annual Meeting virtually.

●	Via Internet: As prompted by the menu found at www.proxyvote.com, follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on the proxy card that is sent to you, when you access this voting site.

●	Via Telephone: Call ________________ and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on the proxy card that is sent to you, when you call.

●	Via Mail: If you would like to vote by mail, complete and sign the accompanying proxy card and return it in the postage- paid envelope provided. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

The proxy includes specific instructions on voting by the electronic ballot, telephone or card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Lisa King and Rod Vanderbilt to serve as the proxies for the Annual Meeting.

Your proxy will be valid only if you complete and return it before the Annual Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” the proposals as to which you provide no voting instructions in accordance with the Board’s recommendation. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In such case, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. You should follow the voting instructions on any form that you receive from your broker or nominee. The availability of telephone and Internet voting for shares held in street name will depend on your broker’s or nominee’s voting process. Please refer to the instructions in the materials provided in the proxy card provided to you for information on the available voting methods. In addition, as the beneficial holder of shares, you are entitled to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares virtually at the meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

If your shares are held in street name and you do not give voting instructions to the record holder, the record holder will not be permitted to vote your shares with respect to any proposal at the Annual Meeting except the Adjournment Proposal. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but they will not be counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker does not have voting authority. We urge you to give voting instructions to your broker or nominee on all the proposals.

If you have any questions regarding the voting process, please contact our proxy solicitor, ____________________, at ________________________.

Who counts the votes?

All votes will be tabulated by Broadridge Financial Solutions Inc., the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

What are my choices when voting?

With respect to each proposal, you may vote “FOR” or “AGAINST” such matter or may “ABSTAIN” from voting on such matter. Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter. An abstention will have the same effect as a vote against the Authorized Common Increase Proposal and the Authorized Preferred Increase Proposal, and will have no effect on the Adjournment Proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares “FOR” all Proposals.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” all proposals.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to any proposal.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time before it is voted at the Annual Meeting by any of the following means:

●	Virtually attending the Annual Meeting and voting again during the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares during the Annual Meeting to revoke your proxy.

●	Completing and submitting a new valid proxy bearing a later date.

●	Voting again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy that is submitted prior to the Annual Meeting will be counted).

●	Giving written notice of revocation to the Company addressed to Erik Noble, Chief Security Officer, at the Company’s address above, which notice must be received before 5:00 p.m., Eastern Time, on April 17, 2023.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What votes are required to approve each proposal?

A: Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Approval of Increase in Authorized Shares of Common Stock	Affirmative “FOR” vote of the majority of outstanding shares of Common Stock	No

Proposal 2 – Approval of Increase in Authorized Shares of Preferred Stock	Affirmative “FOR” vote of the majority of outstanding shares of Common Stock	No

Proposal 3 – Approval of Reverse Stock Split	Affirmative “FOR” vote of the majority of outstanding shares of Common Stock	No

Proposal 4 – Approval of Series A Convertible Preferred Stock	Affirmative “FOR” vote of the majority of shares of stock voting at the Annual Meeting A	No

Proposal 5 – Approval of Series B Convertible Preferred Stock	Affirmative “FOR” vote of the majority of shares of stock voting at the Annual Meeting	No

Proposal 6 – Approval of Shares Issuable in the $38 million financing transaction	Affirmative “FOR” vote of the majority of shares of stock voting at the Annual Meeting	No

Proposal 7 - Approval of the 360 Media Transaction	Affirmative “FOR” vote of the majority of shares of stock voting at the Annual Meeting	No

Proposal 8 – Frequency of Say on Pay Vote	Affirmative “FOR” vote of the majority of shares of stock voting at the Annual Meeting	No

Proposal 9 – Say on Pay Vote	Affirmative “FOR” vote of the majority of shares of stock voting at the Annual Meeting	No

Proposal 10 – Election of Directors	Plurality of “FOR” vote of shares of stock voting at the Annual Meeting	No

Proposal 11- Auditor Ratification	Affirmative “FOR” vote of the majority of shares of stock voting at the Annual Meeting	Yes

How are abstentions and broker non-votes treated?

Any stockholder who is present at the Annual Meeting, either virtually, or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. An abstention or a broker non-vote will have the same effect as a vote against the Authorized Common Increase Proposal and the Authorized Preferred Increase Proposal. Because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the Adjournment Proposal. Broker non-votes are not applicable and will have no effect on the Authorized Common Increase Proposal or the Adjournment Proposal because if you do not give your broker specific instructions on how to vote your shares with respect to these proposals, your broker may vote your shares at its discretion.

Do I have any dissenter’s or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenter’s or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the Notice of Internet Access, we may engage a proxy solicitation firm at a cost of approximately $100,000. If we so retain a firm, we will provide information in a subsequent filing.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We expect to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four (4) business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact Javan Khazali, our _____________ at ______________.

PROPOSAL 1: Approval of Increase in Authorized Shares of Common Stock

Outstanding Shares and Purpose of the Authorized Common Increase Proposal

Our Amended and Restated Articles of Incorporation (the “Charter”) currently authorize us to issue up to (i) 249,000,000 shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock. On March 5, 2023, our Board approved an amendment to our Charter to increase the number of authorized shares of Common Stock from 249,000,000 to 750,000,000 (the “Authorized Common Amendment”). To be effective, stockholders holding a majority of the shares of Common Stock outstanding and entitled to vote on this proposal at the Annual Meeting must approve the Authorized Common Amendment. If this amendment is approved, the increase in our authorized shares of Common Stock will become effective upon filing an amendment to our Charter with the Nevada Secretary of State. If the Authorized Common Amendment is approved, the Company presently intends to proceed with the filing of the Authorized Common Amendment even if Proposal 2 is not approved.

As of March 7, 2023, we had 248,987,660 shares of Common Stock outstanding, with additional 249,376 shares reserved under our 2021 Equity Incentive Plan, 746,635 shares reserved for outstanding convertible notes, 0 shares reserved for issuance to the sellers of the equity interests of AdRizer, LLC (“AdRizer”) pursuant to the Unit Purchase Agreement dated February 11, 2022 in connection with the completed acquisition of AdRizer, and 0 shares reserved for outstanding warrants. This leaves no shares of Common Stock available for issuance by the Company.

The approval of the Authorized Common Amendment is important for the ongoing business of the Company. Without additional authorized shares of Common Stock, (i) the Company may not be able to raise additional financing which is needed to fund our business strategy; (ii) the Company may not be able to use equity incentives to attract and retain key employees, officers and directors; and (iii) the Company may not be able to make possible strategic acquisitions.

Rights of Additional Authorized Shares

Any authorized shares of Common Stock, if and when issued, would be part of our existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. Our stockholders do not have pre-emptive rights with respect to our Common Stock, nor do they have cumulative voting rights.

Potential Adverse Effects of Increase in Authorized Common Stock

Our stockholders have no preemptive rights to acquire additional shares of Common Stock, which means that current stockholders do not have a right to purchase any new issuance of shares of Common Stock in order to maintain their proportionate ownership interests in the Company. Future issuances of Common Stock or securities convertible or exercisable into Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and ownership interest of current stockholders.

We could also use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, it may be possible for our Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with our Board in opposing a takeover bid that our Board determines is not in the best interests of the Company or its stockholders. In addition, if the Authorized Preferred Increase Proposal is approved, our Board, under the “blank check” provisions in the Charter, will have the ability to authorize classes or series of Preferred Stock without further stockholder approval and having such voting or other rights or preferences as may be determined by the Board. The proposed increase in authorized shares of Common Stock and Preferred Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed increase in authorized shares of Common Stock and Preferred Stock may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed increase in authorized shares of Common Stock and Preferred Stock may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. Specifically, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,
●	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent Board, or
●	effecting an acquisition that might complicate or preclude the takeover.

Our Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.

Required Vote

In accordance with Nevada law, approval of proposal to increase the number of authorized shares of Common Stock from 249,000,000 to 750,000,000 requires the affirmative vote of a majority of the Common Stock outstanding and entitled to vote as of the Record Date. As a result, abstentions will have the same effect as votes against this proposal. Brokers have discretionary authority to vote on the Authorized Common Increase Proposal, thus, broker non-votes are not expected to result from the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF VINCO VENTURES FROM

249,000,000 TO 750,000,000

PROPOSAL 2: Approval of Increase in Authorized Shares of Preferred Stock

Outstanding Shares and Purpose of the Authorized Preferred Increase Proposal

Our Charter currently authorizes us to issue up to (i) 249,000,000 shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock. On March 5, 2023, our Board approved an amendment to our Charter to increase the number of authorized shares of Preferred Stock from 1,000,000 to 5,000,000(the “Authorized Preferred Amendment”). To be effective, stockholders holding a majority of the shares of Common Stock outstanding and entitled to vote on this proposal at the Annual Meeting must approve the Authorized Preferred Amendment. If this amendment is approved, the increase in our authorized shares of Preferred Stock will become effective upon filing an amendment to our Charter with the Nevada Secretary of State. If the Authorized Preferred Amendment is approved, the Company presently intends to proceed with the filing of the Authorized Preferred Amendment even if Proposal 1 is not approved.

We believe that increasing the number of authorized shares of Preferred Stock is in the best interests of both the Company and its stockholders because it provides for additional opportunity to raise funds for the Company and allow us to meet our capital needs.

The approval of the Authorized Preferred Amendment is important for the ongoing business of the Company. Without additional authorized shares of Preferred Stock, (i) the Company may not be able to raise additional financing which is needed to fund our business strategy and (ii) the Company may not be able to use equity incentives to structure and complete strategic transactions.

Rights of Additional Authorized Shares

Any authorized shares of Preferred Stock, if and when issued, would be part of our existing class of blank check Preferred Stock, which gives the Board authority and discretion to set the terms and provisions applicable to any series of Preferred Stock.

Potential Adverse Effects of Increase in Authorized Preferred Stock

Our stockholders have no preemptive rights to acquire additional shares of Preferred Stock, which means that current stockholders do not have a right to purchase any new issuance of shares of Preferred Stock in order to maintain their proportionate ownership interests in the Company. Future issuances of Preferred Stock or securities convertible or exercisable into Common Stock or Preferred Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and ownership interest of current stockholders.

We could also use the additional shares of Common Stock or Preferred Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, it may be possible for our Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with our Board in opposing a takeover bid that our Board determines is not in the best interests of the Company or its stockholders. In addition, our Board, under the “blank check” provisions in the Charter, will have the ability to authorize classes or series of Preferred Stock without further stockholder approval and having such voting or other rights or preferences as may be determined by the Board. The proposed increase in authorized shares of Common Stock and Preferred Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed increase in authorized shares of Common Stock and Preferred Stock may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed increase in authorized shares of Common Stock and Preferred Stock may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. Specifically, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,
●	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent Board, or
●	effecting an acquisition that might complicate or preclude the takeover.

Our Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.

Required Vote

In accordance with Nevada law, approval of proposal to increase the number of authorized shares of Preferred Stock from 1,000,000 to 5,000,000 requires the affirmative vote of a majority of the Common Stock outstanding and entitled to vote as of the Record Date. As a result, abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK OF VINCO VENTURES FROM 1,000,000 TO 5,000,000

PROPOSAL 3: APPROVAL OF REVERSE STOCK SPLIT OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IN A RANGE OF 1:2 TO 1:20

Our Board of Directors has determined that it is advisable and in our and our stockholders’ best interests that the Board of Directors be granted the authority to implement, in its sole discretion, a reverse stock split of the outstanding and treasury shares of our common stock at a specific exchange ratio set by the Board of Directors, at a range of ratios from 1-for-2 to 1-for-20, in the discretion of the Board of Directors and to be announced by press release, and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing (but not later than December 31, 2024) (the “Reverse Split Proposal”). Accordingly, stockholders are asked to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split consistent with such terms and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio (within the set of ratios listed above).

The Board of Directors strongly believes that the reverse stock split is necessary for the following reason:

To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy – we do not have sufficient capital with which to run our business and meet our obligations and will need to raise further capital through sale of our equity securities.

To regain compliance with continued listing standards for the Nasdaq Capital Market – our Board believes it would be in our stockholders’ best interests for our Common Stock to regain compliance with the Nasdaq minimum bid price requirement. On December 1, 2022, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5550(a)(2) (the “Rule”) as a result of requiring listed securities to maintain a minimum bid price of $1 per share. Based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement. However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s security is at least $1 for a minimum of ten consecutive business days.

The Board of Directors has unanimously approved a resolution proposing an amendment to our amended and restated certificate of incorporation to allow for the reverse stock split and directed that it be submitted for approval by consent in lieu of a special meeting of shareholders.

The Board of Directors believes that it is critical to the future viability of the Company that you vote “FOR” the Proposal.

Should we receive the required stockholder approval for the Reverse Split Proposal, the Board of Directors will have the sole authority to elect, without the need for any further action on the part of our stockholders: (1) whether or not to effect a reverse stock split, and (2) if so, the number of whole shares, from two through twenty, in the discretion of the Board of Directors, which will be combined into one share of our common stock. Notwithstanding approval of the reverse stock split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split on or prior to December 31, 2024, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board of Directors does not implement a reverse stock split on or prior to December 31, 2024, stockholder approval again would be required prior to implementing any reverse stock split.

In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval, the Board of Directors may consider, among other things, various factors, such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the reverse stock split on the trading market for our Common Stock in the short- and long-term;

●	our ability to maintain listing on The NASDAQ Capital Market;

●	which reverse stock split ratio would result in the least administrative cost to us; and

●	prevailing general market and economic conditions.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Reasons for the Reverse Stock Split

To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy. As of our Record Date, we had ______ shares of our Common Stock issued and outstanding and 249,000,000 shares authorized. On a long term basis, we may not have sufficient shares to execute business plans or fund those plans, thus, by giving our Board a timespan of over one year, they can, in their best judgment, authorize a reverse split only if the circumstances warrant.

To allow us to regain compliance to meet minimum listing standards for an exchange. Our Board believes it would be in our stockholders’ best interests for our Common Stock to regain compliance with the Nasdaq minimum bid price requirement. On December 1, 2022, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5550(a)(2) (the “Rule”) as a result of requiring listed securities to maintain a minimum bid price of $1 per share. Based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement. However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s security is at least $1 for a minimum of ten consecutive business days. When a reverse stock split is implemented there is one-for-one inverse proportionate increase in the stock price (for instance with a 1 for 10 reverse stock split, the stock price per share is multiplied by 10), thus with a reverse stock split, the Company can increase its stock price to a level, which it should theoretically be able to maintain in excess of $1.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price or that any increase will be maintained over any significant period of time. The Board of Directors expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances does not indicate a likelihood that our stock price will be maintained at any higher level. It is possible that the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, and the market price per post-reverse stock split share may not exceed or remain at any specified level for a sustained period of time, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect a reverse stock split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

Current stockholders will likely experience dilution as a result of the Reverse Stock Split. There is a trend for our stock price to decrease after a reverse stock split. This is likely as a result of the availability of more shares issued as a result of our anticipated future financing needs. As the number of shares available in the market increases, the price tends to decrease. We are unable to predict if, when and to what magnitude dilution will occur; however, there is a substantial likelihood that significant dilution will occur based on historical data.

The proposed reverse stock split may decrease the liquidity of our stock. The liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors does not intend for the reverse stock split to have any anti-takeover effects.

We expect to continue to explore opportunities to raise capital to fund our operations and to raise capital in the near future. The Board of Directors believes that the consummation of the proposed reverse stock split is essential to our ability to maintain the listing of the Common Stock, satisfy our obligations under the Notes and raise sufficient capital to satisfy our liquidity requirements. Nevertheless, such capital raising transactions are likely to include the issuance of shares of Common Stock and/or securities convertible, exchangeable or exercisable for shares of Common Stock at a discount to prevailing market prices. Such transactions are likely to result in substantial further dilution to current holders of shares of Common Stock and erosion of our stock price.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us and proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split, except to the extent that whole shares will be exchanged in lieu of fractional shares as described below.

The following table contains approximate information relating to the Common Stock under the low end, high end and midpoint of the proposed range of reverse stock split ratios, without giving effect to any adjustments for fractional shares of Common Stock, as of March 3, 2023 (and without giving effect to the Authorized Share Increase):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	249,000,000
Post-Reverse Stock Split 1:2	249,000,000
Post-Reverse Stock Split 1:10	249,000,000
Post-Reverse Stock Split 1:20	249,000,000

We maintain a Stock Incentive Plan (the “Plan”) pursuant to which we have granted stock options and restricted shares that are presently outstanding, and additional equity incentive compensation awards may be granted in the future under the Plan. Pursuant to the terms of the Plan, the Board of Directors or a committee thereof, as applicable, will adjust the number of shares available for future grant under the Plan, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the Plan to equitably reflect the effects of the reverse stock split.

In addition, proportionate adjustments will be made to the per share exercise price of all outstanding warrants to purchase shares of our Common Stock, as well as to the numbers of each.

If the proposed reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the reverse stock split, our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act. Our Common Stock would continue to be reported on the OTCQB under the symbol “IGAP,” although the OTCQB will add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our amended and restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding and the shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Record and Beneficial Stockholders

If the reverse stock split is authorized by the stockholders and the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our Common Stock they hold after the reverse stock split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the reverse stock split is authorized by the stockholders and the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the reverse stock split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury will also be reduced proportionately based on the exchange ratio of the reverse stock split. We will reclassify prior period per share amounts and the Consolidated Statements of Stockholders’ Equity for the effect of the reverse stock split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to the proposed amendments to our amended and restated certificate of incorporation to allow for the reverse stock split and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

Certain Material U.S. Federal Income Tax Consequence of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to our stockholders who are United States holders, as defined below. This summary is general in nature and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any U.S. federal non-income, state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, real estate investment trusts, real estate mortgage investment conduits, foreign entities, nonresident alien individuals, broker-dealers, stockholders whose functional currency is not the U.S. dollar, partnerships (or other entities classified as partnership for U.S. federal income tax purposes, S corporations or other flow-through entities for U.S. federal income tax purposes, and tax-exempt entities. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging constructive sale or conversion transaction for federal income tax purposes. This summary also assumes that you are a United States holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and of which one or more “U.S. persons” (as defined in the Code) has the authority to control all substantial decisions, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and administrative rulings and practice, all as of the date hereof, all of which are subject to change, potentially with retroactive effect which could adversely affect the accuracy of the statements and conclusions set forth herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split, and there can be no assurance that the Internal Revenue Service would not take a position contrary to that discussed herein, nor that such contrary position would not be sustained.

Other than in respect of a fractional share that is rounded up to a full share, no gain or loss should be recognized by a United States holder upon such stockholder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The United States holder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. Although the matter is not clear, it is possible that United States holders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share will recognize gain, which may be characterized as either a capital gain or as a dividend, to the extent of the value of such rounded-up amount (i.e., less than one share).

No gain or loss will be recognized by us as a result of the reverse stock split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required

The Reverse Stock Split will be approved if the majority of issued and outstanding shares as of the Record Date vote in favor of the proposal. As a result, abstentions will have no effect on this proposal. Broker non-votes are not expected to result from the vote on this proposal.

Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT.

PROPOSAL 4: APPROVAL OF notes and series a preferred stock AND WARRANTS

The Company seeks approval from its shareholders of the proposal to approve shares of Common Stock issuable upon conversion of Notes and Warrants and of the Series A Preferred Stock (the “Series A Preferred Stock Proposal”). On February 5, 2023, the Company has entered into a Securities Purchase Agreement for the purchase of a $1,500,000 principal amount convertible note, a $10,000,000 principal amount convertible note and shares of Series A perpetual non-convertible preferred stock of the Company designated as Series A Preferred Stock, $0.001 par value. The $10,000,000 proceeds from the purchase of the $10,000,000 note shall be held in a DACA account and is redeemable by the investors when certain conditions are met, and the $1,500,000 note shall be convertible by the investors pursuant to the term set forth therein.

The note shall be convertible into Company common stock at an initial conversion price of $0.7831, representing 110% of the closing price of the Common Stock on February 3, 2023. Each investor herein shall have $2 million of the $10 million note and $300,000 of the $1.5 million note (for each investor’s portion of both notes, convertible initially into 2,937,046 shares in the aggregate).

The notes shall be secured by pledged equity and notes owned by the grantors set forth therein.

All shares issuable pursuant to the Securities Purchase Agreement shall be subject to a registration rights agreement which must be filed within 30 days of receipt of shareholder approval of the transactions in this Current Report and must be effective within 60 days of the applicable filing deadline.

Each holder of outstanding share of Series A Preferred Stock will have the voting rights to vote together with the class of stockholders of Common Stock, as a single class, upon any matter submitted to the stockholders of Common Stock for a vote as of a record date established by the Board of Directors of the Company. For so long as any Series A shares remain issued and outstanding, the holders of each share shall have the right to vote, in an amount equal to one percent (1%) of the total voting power of then-outstanding shares of Common Stock of the Company entitled to vote in such class, calculated as provided herein.

The voting power of the entirety of issued and outstanding Series A Preferred Stock shall be calculated in accordance with the following formula, provided that there shall be no fractional votes and the resulting votes shall be rounded up to the nearest whole number:

VSA=(C+X)/(1-0.01*n)*0.01*n

where:

VSA	is the voting power of the entirety of the Series A Preferred Stock on the date of the vote;
C	is the total voting power of all shares of Common Stock of the Company entitled to vote on the matter(s) submitted to the holders of the outstanding voting capital stock of the Company as of a certain Record Date or date of a Written Consent, as the case may be;
X	is the total voting power of all outstanding shares of all series of Preferred Stock of the Company, other than Series A Preferred Stock, as of the Record Date or date of Written Consent, as the case may be; and
n	is the number of issued and outstanding Series A Preferred Stock as of the Record Date or date of Written Consent, as the case may be.

For example, if there are 5,000,000 shares of Common Stock issued and outstanding as of the Record Date or the date of Written Consent, as the case may be, and no shares of Preferred Stock are issued and outstanding, the holders of the voting stock, voting separately as a class, will have the right to vote an aggregate of 5,000,000 votes. In such an event, the holders of 15 issued and, subject to Section 6.2 below, the outstanding Series A Preferred Stock will have the right to vote an aggregate of 882,353 votes (and each share of Series A Preferred Stock will be entitled to 58,824 votes) in the class of holders of Common Stock and Series A Preferred Stock, which classes will, collectively, have an aggregate voting power equal to 5,882,353 votes. For so long as any Series A Preferred Stock remain issued and outstanding, the holders of each share of Series A Preferred Stock shall have the right to vote, in an amount equal to one percent (1%) of the total voting power of then-outstanding shares of Common Stock of the Company entitled to vote in such class.

Each investor shall also be issued a five year warrant to purchase up to 5,874,092 shares , and an initial exercise price of $0.7831 per share.

Vote Required

The Series A Preferred Stock Proposal will be approved if the majority of issued and outstanding shares voting in person or by proxy at the Meeting (not including any shares beneficially owned by any holders of shares of Series A Preferred Stock) as of the Record Date vote in favor of the Proposal. As a result, abstentions will have no effect on this proposal. Broker non-votes are not expected to result from the vote on this proposal.

Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SERIES A PREFERRED STOCK PROPOSAL.

PROPOSAL 5: APPROVAL OF series B preferred stock

On December 19, 2022, Vinco Ventures, Inc. (the “Company” or “Buyer”) entered into a material definitive agreement to complete the purchase of the membership interests (the “Membership Interests”) in ZVV Media Partners from ZASH Global Media and Entertainment Corporation (the “Seller”). The purchase price shall be (a) 10 shares of Buyer’s Series B Preferred Stock, par value $0.001 per share (which shall be convertible into 144 million common shares of Buyer (for which issuance will be subject to Nasdaq rules) and for which a Certificate of Designation was to be filed in the State of Nevada no later than December 21, 2022 and is now being filed before the filing of a Definitive Proxy Statement on Schedule 14A for which this Preliminary Proxy Statement is being filed, subject to approval of both Buyer and Seller and compliance with all applicable Nasdaq and SEC rules) (the “Purchase Equity”), and (b) the deemed satisfaction of all outstanding indebtedness and other obligations owing from Seller to Buyer or the Company, including, without limitation, pursuant to (i) the Promissory Note issued by Seller to Buyer dated February 18, 2021 in the original principal amount of $5,000,000, and (ii) the Secured Promissory Note issued by the Company to ZVV dated June 29, 2022 in the original principal amount of $56,955,167.81. The Buyer shall issue the Purchase Equity to Seller at the Closing (as defined herein) or such later time as agreed by the Parties in writing. The issuance of the Series B Preferred Stock is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Series B Preferred Stock, upon filing of the Certificate of Designation shall carry the following terms in addition to the terms above:

●	Stated Value of each share of Series B Preferred Stock would be equal to the value of 14.4 million shares of common stock on December 19, 2022 (on which date, it had a closing price of $0.64 per share for a Stated Value of $9,216,000) .
●	Liquidation payment would be the Stated Value plus any accrued and unpaid dividends at the time of conversion.
●	Dividend of 8% which accrues annually from issuance.
●	The Series B Preferred Stock shall carry a perpetual term.

Assuming there were 249 million shares outstanding as of the date of filing of the Certificate of Designation, an issuance of 144 million shares upon conversion of the Series B Preferred Stock would constitute 36.6% of the issued and outstanding shares of common stock and thus constitutes a change in control under Nasdaq Listing Rule 5635(b) which requires shareholder approval. To the extent that the transaction were to be deemed to be at less than the Nasdaq Minimum Price, then approval would also be required under Nasdaq Listing Rule 5635(d). The Company seeks approval under both provisions from its shareholders (the “Series B Preferred Stock Proposal”).

Vote Required

The Series B Preferred Stock Proposal will be approved if the majority of issued and outstanding shares voting at the Meeting in person or by proxy vote in favor of the Proposal. As a result, abstentions will have the same effect as a vote “against” this proposal. Broker non-votes are not expected to result from the vote on this proposal.

Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SERIES B PREFERRED STOCK PROPOSAL.

PROPOSAL 6: approval of $38 million pipe financing

On February 5, 2023, the Company executed a term sheet with an institutional investor for the purchase by such investor of up to $38 million of convertible notes and warrants with a 10% original issue discount. The notes shall not bear interest unless there is an event of default at which point the notes shall bear interest at 18% per annum. The Notes shall have a 36 month term, and the use of proceeds is acquisition of certain assets. The notes will be convertible at 110% of the lower of (x) the consolidated closing bid price on the trading day immediately prior to the execution and delivery of the subscription agreement and (y) the arithmetic average of the volume weighted average price of each day during the five (5) consecutive trading day period ending on the trading day immediately prior to the execution and delivery of the subscription agreement.

The Company shall file within 15 days of closing and have declared effective within 45 days of closing (or 60 days after closing if there is an SEC comment) a registration statement (“Effectiveness Date”) on Form S-1 covering the resale of the Conversion Shares and the Warrant Shares. Beginning on the 16th day and 46th day (61st day in the event of an SEC review), respectively, post-closing, and for every subsequent 30-day period that such registration statement has not been filed or declared effective, as applicable, the Company shall pay Lead Investor 1.5% of the Principal Amount outstanding in cash as liquidated damages. Liquidated damages for any thirty-day period in which the registration statement is actually filed or declared effective will be pro-rated for that thirty-day period. Registration should be subject to standard terms as reflected in a Registration Rights Agreement mutually acceptable to Lead Investor and the Company and included in the Definitive Documentation to be signed prior to Closing.

The Company shall repay the principal amount of the Notes in monthly installments of $2,850,000 with each installment payable at the beginning of each month, and the first installment starting on the third month beginning after the Closing Date (each, an “Installment Date”).

The Company shall issue a number of Warrants, each to purchase one share of Common Stock, in a quantity initially equal to 100% of the number of Common Shares issuable upon full conversion of the Notes. The Warrants shall expire five (5) years from their initial issuance date. The initial exercise price shall be equal to the initial Conversion Price, subject to adjustment. The Warrants shall have full ratchet anti-dilution (price protection only) upon the issuance of any shares of Common Stock or securities convertible into shares of Common Stock below the then-existing exercise price. The Warrants will also be subject to customary adjustments for stock splits, dividends, recapitalizations and similar events. The Warrants will be exercisable for cash; provided, however, if a prospectus covering the shares of Common Stock underlying the Warrants is not available, the Investor may exercise the Warrant using standard cashless exercise provisions. The Warrants will carry customary black Scholes fundamental transaction and dividend protection provisions.

The Investor(s) shall have a right of participation for up to 40% in additional financings until the twelve month anniversary of the date the Notes are fully retired, subject to standard carve outs for stocks options and strategic transactions.

Under this financing, the Company shall issue the Investors shares of its common stock which could possibly be at a discount to the Minimum Nasdaq Price, thus it is requesting shareholder approval of the issuance of shares of common stock upon conversion of the notes set forth (the “Pipe Financing Proposal”).

Vote Required

The Pipe Financing Proposal will be approved if the majority of issued and outstanding shares voting at the Meeting in person or by proxy vote in favor of the Proposal. As a result, abstentions will have no effect on this proposal. Broker non-votes are not expected to result from the vote on this proposal.

Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PIPE FINANCING PROPOSAL.

PROPOSAL 7: APPROVAL OF a360 media asset acquisition

As the acquisition referenced in this Proposal is being financed by the financing in Proposal 6, Nasdaq Rules require shareholder approval of this acquisition as well.

On February 2, 2023, VVIP Ventures, LLC, a Delaware limited liability company (“VVIP”) entered into an asset purchase agreement (the “Agreement”) with a360 Media, LLC (“A360”) to acquire certain publishing assets of A360, defined below as the Business. VVIP is a joint venture between the Company and ICON Publishing, of which the Company owns a 51% equity interest in consideration for its obligation to provide up to $38 million in financing for this acquisition.

A360 Media, LLC, a Delaware limited liability company, and certain affiliates (collectively, “A360”) are one of the largest publishers of celebrity, women’s lifestyle and special interest publications in the United States. Their content is distributed to consumers through its print circulation (single-copy sales at newsstands, as well as subscription sales) and their companion web sites, in addition to fans and followers on social media. Their publishing assets include, among others, the National Enquirer, National Enquirer UK, Globe and National Examiner media businesses, including, the print, digital, online, video, event, and related businesses, and including (i) developing, producing, and promoting tabloids and tabloid-related publications, products, services, events, content, and related materials, and (ii) marketing and distributing such publications, products, services, events, content, and materials to advertisers and audiences, in each case of clauses (i) and (ii), under the “National Enquirer”, “National Enquirer UK”, “Globe”, and “National Examiner” brands, trademarks, logos, service marks and any derivations thereof, including internet domain names (the “Business”).

Description of the Business:

Operating Revenues

Circulation

Circulation revenue, representing the sale of magazines to consumers, generates a little less than half of total revenues. Circulation is an important component in determining advertising revenues because advertising rates are dependent on circulation and audience. Single copy sales (also known as newsstand sales) are sold primarily through national distributors, wholesalers and retailers. Through these relationships a360 markets and arranges for the distribution of its magazines to retailers and the billing and the collection processes pursuant to multi-year arrangements.

Subscriptions are sold primarily through direct mail and digitally. Additionally, digital-only subscriptions and single-copy digital issues of the magazines are sold or distributed through various app stores and other digital storefronts.

Circulation Revenue (in millions)	2022	2021	2020
National Enquirer
Single-copy sales	$9.2	$12.1	$12.5
Subscriptions	4.8	5.5	6.1
Total Circulation Revenue	$14.0	$17.6	$18.6

Globe
Single-copy sales	$6.0	$7.5	$7.8
Subscriptions	1.3	1.6	1.8
Total Circulation Revenue	$7.3	$9.1	$9.6

National Examiner
Single-copy sales	$3.1	$4.0	$3.7
Subscriptions	0.5	0.6	0.6
Total Circulation Revenue	$3.6	$4.6	$4.3

National Enquirer UK
Single-copy sales	$1.9	$2.9	$3.0
Subscriptions	-	-	1.8
Total Circulation Revenue	$1.9	$2.9	$4.8

Total Purchased Assets
Single-copy sales	$20.2	$26.5	$27.0
Subscriptions	6.6	7.7	10.3
Total Circulation Revenue	$26.8	$34.2	$37.3

Advertising

The sale of advertising across multiple platforms generates a little less than half of our total revenues. A360 conducts its advertising sales through a combination of brand sales and marketing teams that sell advertising across multiple media platforms. Salespeople are divided into specific brand teams, with each team focusing on selling marketing programs that integrate print, digital (such as mobile and desktop), social media and events for A360’s clients. A360 is also the industry leader in creating sponsored content and native advertising. Combined, their sales teams cover all consumer advertising categories.

The rates at which print advertising is sold depends on each magazine’s rate base. If A360 is not able to meet the committed rate base, the advertising price paid is generally subject to downward adjustments, including a form of future credits or discounts. The published rates for each of A360’s magazines are subject to negotiation with each of its advertisers.

Advertising Revenue (in millions)	2022	2021	2020
National Enquirer	$0.6	$0.8	$0.9
Globe	0.6	0.3	0.3
National Examiner	0.5	0.6	0.6
National Enquirer UK	-	-	-

Total Purchased Assets	$1.7	$1.7	$2.0

Operating Expenses

The primary operating expenses consist of costs related to the production of printed magazines, editorial costs, as well as other expenses. Paper is the principal raw material utilized in A360’s publications and A360 is party to a long-term paper supply and purchasing agreement pursuant to which a third party manages all aspects of the raw material paper inventory. The price of paper is driven by market conditions and therefore difficult to predict. Changes in paper prices could significantly affect the business. A360 believes adequate supplies of paper are available to fulfill planned, as well as future, publishing requirements.

Printing is a significant component in the production of printed magazines. The majority of A360’s printing is with a single printer pursuant to a long-term printing contract.

Subscription copies of A360’s magazines are distributed primarily through the United States Postal Service (USPS) as periodicals mail. A360 coordinates with its printers and local USPS distribution centers to achieve efficiencies in the production and distribution processes and to minimize mail processing costs and delays. However, A360 is subject to the postal rate increases that affect delivery costs associated with its magazines. Increases in postal rates are factored into pricing, however, there can be unexpected increases in postal rates or other delivery charges that would have a negative impact on the results of operations.

Operating Income (in millions)	2022	2021	2020
National Enquirer	$7.1	$10.4	$10.2
Globe	3.4	5.2	5.2
National Examiner	1.3	1.7	1.9
National Enquirer UK	0.9	1.8	1.8

Total Purchased Assets	$12.7	$9.1	$19.1

● National Enquirer is a weekly, hard news, investigating tabloid covering all celebrities, politics, crime, human interest, health and fashion. The companion website, nationalenquirer.com, covers the same topics;

● National Enquirer UK is a weekly sister publication of the National Enquirer distributed throughout the United Kingdom, focused on similar topics as the National Enquirer, with more of an emphasis on the royal family.

● Globe, a weekly tabloid that focuses on older movie and television celebrities, the older royal family, political scandals and investigative crime stories that are less mainstream and more salacious than the National Enquirer;

● National Examiner, a weekly tabloid (currently available only in print format) consisting of older celebrity and human interest stories, differentiating it from the other titles through its upbeat positioning as the source for gossip, contests, women’s service and good news for an older tabloid audience;

On February 9, 2023, VVIP Ventures, LLC, signed a multi-year content syndication agreement with A360, which will provide access to digital content from its celebrity brands including Us Weekly, In Touch, Star, Closer and Life&Style. Content syndicated by VVIP Ventures’ new properties The National Enquirer, Globe, National Examiner and National Enquirer UK will also be fully monetized on its sites including the TikTok competitor Lomotif.

Subject to the terms and conditions of the Agreement, the aggregate purchase price for the Purchased Assets (the “Purchase Price”) is up to $33,700,000 plus certain assumed liabilities of A360 related to the Business.  The Purchase Price is paid as follows at the closing (the “Closing”) of the transactions contemplated by the Agreement (the “Transaction”) :

(i)	$33,000,000 in cash, minus the amount of any assumed payroll liability, and minus the amount of certain deposits made by VVIP to A360 pursuant to the Agreement up to an aggregate amount of $2,000,000; and

(ii)	the amount of certain printing paper inventory included in the Purchased Assets, calculated as set forth in the Agreement and not to exceed $700,000, in cash or, at VVIP’s election, by use of a credit granted to VVIP by A360 under the Agreement.

The Closing shall take place on the second business day after all of the conditions to Closing set forth in Agreement are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the date of Closing, but subject to their satisfaction at Closing).  Subject to the terms of the Agreement, A360 and VVIP may both terminate the Agreement if any such conditions to Closing are not fulfilled by May 2, 2023 (the “Outside Date”).  VVIP may extend the Outside Date by 30 days upon written notice to A360 prior to May 2, 2023 .

Vote Required

The Acquisition Proposal will be approved if the majority of issued and outstanding shares voting at the Meeting in person or by proxy vote in favor of the Proposal.. As a result, abstentions will have no effect on this proposal. Broker non-votes are not expected to result from the vote on this proposal.

Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ACQUISITION PROPOSAL.

PROPOSAL 8: approval of frequency of say on pay vote

Our shareholders may approve, on a nonbinding, advisory basis, the frequency of the advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Shareholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially or triennially. Accordingly, we are asking shareholders whether the advisory vote should occur every year, once every two years or once every three years.

The Board has considered the frequency of the advisory vote on the compensation of our named executive officers that it should recommend. After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to shareholders, the Board recommends submitting the advisory vote on the compensation of our named executive officers to our shareholders once every three years.

In voting on this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation to vote for a frequency of once every three years for holding future advisory votes on the compensation of our named executive officers. Rather, shareholders will be casting votes to recommend an advisory vote on the compensation of our named executive officers, which may be every year, once every two years or once every three years, or they may abstain entirely from voting on the proposal.

We recognize that shareholders may have different views as to the best approach for the Company, and therefore, we look forward to hearing from our shareholders as to their preferences on the frequency of the advisory vote on the compensation of our named executive officers. The option on the frequency of the advisory vote on the compensation of our named executive officers that receives the most votes from shareholders will be considered by the Board and Compensation Committee as the shareholders’ recommendation as to the frequency of future advisory votes on the compensation of our named executive officers. However, the outcome of this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers is not binding on the Company or the Board. Nevertheless, the Board will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to shareholders for approval at an annual general meeting of shareholders within the next three years.

Vote Required

The frequency of the advisory vote on compensation of the Company’s named executive officers receiving the greatest number of votes — every year, once every two years or once every three years — will be the frequency that shareholders approve.

Vote Required

The Frequency of Say on Pay Proposal will be approved if the majority of issued and outstanding shares voting at the Meeting in Person or by Proxy vote in favor of the Proposal.. As a result, abstentions will have no effect on this proposal. Broker non-votes are not expected to result from the vote on this proposal.

Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “THREE YEARS” WITH RESPECT TO THE FREQUENCY PROPOSAL.

PROPOSAL 9: say on pay vote

Under legislation that Congress enacted in 2010, our shareholders may approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the U.S. Securities and Exchange Commission’s Regulation S-K. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in this proxy statement. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

We believe our executive compensation programs are structured to support the Company and its business objectives. Accordingly, the Board recommends that shareholders vote in favor of the approval of the compensation of our named executive officers as disclosed herein.

We will provide shareholders with the opportunity to submit a non-binding, advisory vote on the compensation of our named executive officers every year, once every two years, or once every three years, after taking into consideration the outcome of the vote on Proposal 8.

Vote Required

The Say on Pay Proposal will be approved if the majority of issued and outstanding shares present in person or by proxy vote in favor of the Proposal. As a result, abstentions will have no effect on this proposal. Broker non-votes are not expected to result from the vote on this proposal.

Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SAY ON PAY PROPOSAL.

PROPOSAL 10: election of directors

Our Bylaws (the “Bylaws”) provide that our Board of Directors shall consist of between three (3) and seven (7) directors. The exact number of directors will be fixed from time to time by resolution of the Board of Directors of the Company. Currently, our directors are elected annually, at our annual meeting of stockholders. Our Board of Directors currently consists of five (5) directors: Rod Vanderbilt, Brian Hart, Lisa King, Jesse Law and Richard Levychin. At the Annual Meeting, we are proposing the election of the same five (5) directors to take office immediately following the Annual Meeting. Each director elected at the Annual Meeting will serve until his or her successor is duly elected and qualified at the next Annual Meeting or until his or her earlier death, disqualification, resignation, or removal. The nominees for appointment to the board of directors of the Company are the currently sitting directors whose bios are set forth below.

The Board of Directors believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The biographies set forth below, reflect the particular experience, qualifications, attributes and skills that led the Board of Directors to conclude that each nominee should serve on the Board of Directors.

The following table sets forth information about our directors and executive officers.

Name	Age	Position(s)
Executive Officers and Directors
Lisa King	54	Director
Brendan Bosack		Interim Chief Financial Officer
Erik Noble	43	Chief Security Officer
Roderick Vanderbilt	58	Executive Chairman
Brian Hart(1)(2)(3)(6)	52	Director
Jesse Law (1)(2)(3)(5)	41	Director
Richard Levychin (1)(2)(3)(4)	64	Director

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Corporate Governance and Nominating Committee

(4) Chair of Audit Committee

(5) Chair of the Compensation Committee

(6) Chair of the Corporate Governance and Nominating Committee

Executive Officers and Directors

Lisa King has served as a member of our board of directors since October 2021. Ms. King has more than 25 years of professional experience as a marketing and branding leader, C-suite executive, and consultant. From January 2021 until October 2021, Ms. King served as the Chief Executive Officer of ZASH, where she, together with ZASH’s corporate founders, led the development of ZASH’s short- and long-term business strategies. From June 2021 Ms. King has served as one of ZASH’s designees to the board of managers of ZVV, and as of December 30, 2021, Ms. King resigned as ZASH’s designee to the board of managers of ZVV and was appointed as one of our appointees to the board of managers of ZVV. Ms. King is currently the Chairman, Chief Executive Office and controlling stockholder of Magnifi U Inc., a company that provides a learning experience platform for personal and professional development, which she founded in August 2020, of which ZASH is a minority stockholder. From January 2018 to December 2020, Ms. King served as the President of Daneli Partners, LLC, a leadership development company she co-founded. From June 2014 to January 2018, Ms. King served as the Managing Partner for Chase Design, a design consulting firm for consumer packaged goods companies, where she was in charge of global markets, sales and planning as well as customer business development. From June 2004 to May 2018, she served as the Senior Vice President of Marketing and as Creative Director for Raymour & Flanigan Furniture, an American furniture retail chain. Her other previous positions included serving as the Vice President of Advertising for Galyan’s Sports & Outdoor Adventure and as the Director of Advertising for Dick’s Sporting Goods. Ms. King is the author of the book, “Just Do You: Authenticity, Leadership and Your Personal Brand.” Ms. King received a Bachelor of Science degree in Business Administration from Indiana Wesleyan University in 2003. Lisa King is well suited to sit on our Board due to her longtime business expertise.

Brendan Bosack has served as our Interim Chief Financial Officer since October 26, 2022. He is a Senior Managing Director at Ankura, an advisory CFO firm, with over 20 years of experience guiding public and private companies through periods of transition, creating value for existing and future stakeholders. In leadership roles, Brendan employs a whole-to-part style, creating a framework to drive action in organizations. Brendan has an expansive background incorporating technology and process improvement experience when developing solutions. Prior to his role at Ankura, Brendan was a Vice President of Finance for two operating divisions at Eastman Kodak Company, as well as serving as the Director of Financial Planning and Reporting. He was a Vice President in both the Turnaround and Restructuring group and Information Management Systems group at a prominent global consulting company, bringing a unique blend of technology and finance experience.

The following are positions held with dates:

Jan 2021 - Present | Senior Managing Director, Ankura

Aug 2018 - Jan 2021 | Managing Director, Ankura

Oct 2017 - Aug 2018 | Finance Director & VP, CFG

Sept 2015 - Oct 2017 | Director, Financial Planning and Reporting, Eastman Kodak Company

Dec 2008 - Sept 2015 | VP, AlixPartners

Feb 2000 - Dec 2008 | BMC Group

Erick Noble joined Vinco Ventures in May 2022 as Chief Security Officer. Before this role, Mr. Noble worked in the federal government. Erik served as the Chief of Staff at NASA from 2017 to 2018, as a Senior Policy Advisor in the White House from 2018-2020, as Chief of NOAA from 2020-2021, and as Senior Engineer Technical Advisor at a U.S. intelligence agency from 2021 to 2022. As Chief of Staff at NASA and NOAA, Mr. Noble oversaw the day-to-day operations of each agency, advising each agency’s leadership on critical issues and working with other government agencies, Congress, and external stakeholders. In addition, as a Senior Policy Advisor in the White House, Mr. Noble provided policy advice and support to the President and senior White House staff on various issues, including those related to security, NASA, NOAA, and scientific matters.

Roderick Vanderbilt has served as Chairman of our board of directors since October 2021 and as our Executive Chairman since December 12, 2022. From January 2021 to October 2021, Mr. Vanderbilt served as the Business Development Manager of ZASH. From June 2021 to December 30, 2021, Mr. Vanderbilt served as one of ZASH’s appointees to the board of managers of ZVV. Since November 2004, Mr. Vanderbilt has served as the President of OceanMark Properties, Inc., a brokerage firm licensed in the State of Florida structured for multi-faceted real estate transactions including commercial, residential, and government-held properties. From October 2017 to September 2019, he served as Brand Manager of MoviePass, Inc., where he served in brand management and public relations capacities. Additionally, Mr. Vanderbilt served in Revenue Reporting at 20th Century Fox Film Corporation where he reported directly to the President and oversaw the video division from October 1991 to May 1993, Mr. Vanderbilt is also currently the President of Farwest Haiti Mission providing food and medical services as a non-profit organization providing support to the Haitian people, Mr. Vanderbilt received a BS. in Business Administration from Lynn University in December 1989. The Board believes Mr. Vanderbilt is well suited to serve as a Director and Chairman as a result of his extensive entertainment industry experience.

Brian Hart, who was appointed as a Director on September 28, 2022, has over 25 years of experience in technology, communications, and policy, and is a founding partner of Hart Communications. He has served as senior staff for a federal agency, three U.S. senators, publicly traded companies, and global consulting firms. He also served on the board of directors of a privately held EMC testing and equipment company in Austin, Texas that is now a part of ESCO Technologies. Hart was a presidential appointee as the director of the Office of Media Relations for the Federal Communications Commission and was communications director for Senator Roy Blunt of Missouri directing all strategic communications and public relations for the senator, the Senate Rules Committee, as well as the presidential swearing in and inaugural address. He reorganized and led the Washington, DC office for H&R Block. While at Ketchum and Hill & Knowlton he consulted for Fortune 100 clients including HP, FedEx, IBM, Enron, and Verizon on public relations, crisis communications, restructuring, and government and public affairs. Hart previously advised the commissioner of the Southeastern Conference during member expansion and the launch of the SEC Network.

His work history comprises, over the past five plus years:

U.S. Senator Roy Blunt, Vice Chairman, Senate Republican Conference, Communications Director, May 2015 – May 2017, Washington, DC

Federal Communications Commission, Director of the Office of Media Relations, May 2017 – January 2021, Washington, DC; Clearance: Top Secret

Hart Communications, Founding Partner, Sept 2011 – April 2015, January 2021 – present, Alexandria, VA

The Company’s Board has determined he is suited to serve as a director due to his longstanding business experience.

Jesse Law, who was appointed as a Director on September 28, 2022, is an accomplished senior executive with 17 years of professional experience, including 14 years of experience in banking and finance and 13 years in bipartisan political and public policy operations. During his career, Mr. Law has developed expertise in strategic management, corporate operations, staff development, and high-level stakeholder relations, including working with senior executives of Fortune 100 companies, senior administration officials, members of the United States Congress, and senior foreign diplomats. In addition, Mr. Law is adept at building coalitions of diverse interests and coaching them towards mutually acceptable solutions in high-stakes domestic and international negotiations that have resulted in achieving exemplary success of key strategic organizational goals.

KAF Consulting, self-employed 04/2016 - 1/2017, 10/2018 - Present

Export Import Bank of the United States in various capacities as Senior Vice President, White House Liaison, Chief of Staff, and Chief Strategy Officer January 2017 – September 2018, Washington, DC

Low VA Rates, Loan Officer January 2019 – December 2020

The Company’s Board has determined he is suited to serve as a director due to his longstanding business experience.

Richard Levychin On November 11, 2022, Vinco Ventures, Inc. (the “Company”) entered into a director’s agreement with Richard Levychin, CPA, CGMA (the “Director’s Agreement”) pursuant to which he accepted appointment as a Director of the Company and also appointment to the Audit Committee as its Chair and the financial expert.

Richard Levychin, CPA, CGMA is a Partner in Galleros Robinson’s Commercial Audit and Assurance practice where he focuses on both privately and publicly held companies. Prior to taking this position in October 2018, Richard was the managing partner of KBL, LLP, a PCAOB certified independent registered accounting firm, since 1994. Mr. Levychin has over 25 years of accounting, auditing, business advisory services and tax experience working with both privately owned and public entities in various industries including media, entertainment, real estate, manufacturing, not-for-profit, technology, retail, technology, and professional services. His experience also includes expertise with SEC filings, initial public offerings, and compliance with regulatory bodies. As a business adviser, he advises companies, helping them to identify and define their business and financial objectives, and then provides them with the on-going personal attention necessary to help them achieve their established goals.

Mr. Levychin has written articles on a wide range of topics, which have been featured in several periodicals including Dollars and Sense, New York Enterprise Report, Black Enterprise Magazine, Forbes, Business Insider, and The Network Journal. He has also conducted seminars on a wide range of business topics including SEC matters and taxation for several organizations including the Black Enterprise Entrepreneurs Conference, the Entrepreneurs’ Organization (New York chapter) and the Learning Annex.

Mr. Levychin is a member of several organizations including the New York State Society of Certified Public Accountants, the National Association of Tax Professionals, and the American Institute of Certified Public Accountants (AICPA). Richard was a founding member of the AICPA’s National Diversity and Inclusion Commission. Richard is a member and a former board member of the New York Chapter of the Entrepreneurs’ Organization (“EO”), a dynamic, global network of more than 14,000 business owners in over 50 countries. Mr. Levychin also is a member of the Board of Directors of AgriForce Growing Systems, Ltd., a company listed on the Nasdaq Capital Market, and chairs its Audit Committee.

In 2018 Mr. Levychin was a recipient of the 5 Chamber Alliance MWBE Award from the Manhattan Chamber of Commerce. In 2016 Richard was presented with the 2016 Arthur Ashe Leadership Award. In 2015 Richard was presented by his alma mater Baruch College with the Baruch College Alumni Association’s “Alumni Leadership Award for Business”. In 2013 Richard received the title of Best Accountant from The New York Enterprise Report. Mr. Levychin is a past winner of The Network Journal’s prestigious “40 Under 40” award.

He is a graduate of Baruch College, where he received a Bachelors in Business Administration Degree (Accounting).

Our Board has determined that Mr. Levychin is well suited to serve on our Board due to his decades of experience as the managing partner of a PCAOB certified independent registered accounting firm, which included decades of expertise with SEC filings and initial public offerings.

Independent Directors

Messrs. Levychin, Hart and Law are deemed independent directors by the Board pursuant to Nasdaq Rules.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Corporate Governance Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board determines that it would benefit our Company and our stockholders.

In this section, we describe the roles and responsibilities of our board of directors and its committees and describe our corporate governance policies, procedures and related documents. The charters of the audit, nominating and corporate governance, and compensation committees of our board of directors, our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be accessed electronically under the “Governance” link on the Investor Relations page of our website at https://www.vincoventures.com. (The inclusion of our website address in this section does not include or incorporate by reference the information on our website into this Proxy Statement.)

Company will bear all legal expenses over and above D&O insurance for all officers, directors and executive consultants.

This Company shall be governed by the internal law of the state of Nevada, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Nevada. Unless otherwise explicitly stated in the Nevada Revised Statutes, any action, claim, suit or proceeding relating to the Company shall be filed, heard and decided only in the Nevada State District Court in Clark County, Nevada. If the Nevada District Court in Clark County, Nevada is otherwise unavailable, then any proceeding may be filed in The United States District Court for the District of Nevada.

Board Composition and Leadership Structure

Five directors comprise our board of directors as stated above.

We believe that the structure of our board of directors and board committees provides strong overall management. Currently, the Chairman of our board of directors and our Chief Executive officer roles are not separate although we intend, in the long term, to separate these positions. However, we do not have a policy regarding the separation of the Chief Executive Officer and the Chairman roles, as our board of directors believes that it is in the best interests of the Company and our stockholders to make that determination from time to time based upon the position and direction of the Company and the membership of our board of directors. Our board of directors has determined that our leadership structure is appropriate for the Company and our stockholders as it helps to ensure that the board of directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one (1) year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees, that neither the director nor any of his family members has engaged in various types of business dealings with us and that the director is not associated with the holders of more than five percent (5%) of our common stock. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that Messrs. Levychin, Hart and Law are independent and do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director.

Board’s Role in Risk Oversight and Management

Our board of directors, as a whole and through its committees, is responsible for the oversight of risk management, while our management is responsible for the day-to-day management of risks faced by us. The board of directors receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks as more fully discussed in the section titled “Risk Factors” appearing elsewhere in this prospectus. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire board of directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks. In addition, appropriate committees of the board of directors receive reports from senior management within the organization in order to enable the board of directors to understand risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board of directors meeting. This enables the board of directors and its committees to coordinate the risk oversight role.

Audit Committee

The members of our audit committee are all three independent directors. Mr. Levychin chairs the audit committee. In addition, the Board has determined that Mr. Levychin qualifies as an “audit committee financial expert” as define in the rules of the SEC. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The committee’s responsibilities include, among other things:

●	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	overseeing our internal audit function;

●	overseeing our risk assessment and risk management policies;

●	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

●	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are all three independent directors. Mr. Hart chairs the nominating and corporate governance committee. This committee’s responsibilities include, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

●	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

●	developing and recommending to our board of directors corporate governance principles, codes of conduct and compliance mechanisms; and

●	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

When evaluating director candidates, the nominating and corporate governance committee may consider several factors, including relevant experience, independence, commitment, compatibility with the Chief Executive Officer and the board of directors culture, prominence and understanding of the Company’s business, as well as any other factors the corporate governance and nominating committee deems relevant at the time. The corporate governance and nominating committee makes a recommendation to the full board of directors as to any person it believes should be nominated by our board of directors, and our board of directors determines the nominees after considering the recommendation and report of the corporate governance and nominating committee.

Any director or executive officer of the Company may recommend a candidate to the nominating and corporate governance committee for its consideration. The nominating and corporate governance committee will also consider nominees to our board of directors recommended by stockholders if stockholders comply with the advance notice requirements in our Bylaws. Our Bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver timely written notice to our Corporate Secretary at the address above.

This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act and certain other information, including: the name and address of the stockholder delivering the notice as it appears on our books; the class and number of shares owned beneficially and of record by such stockholder; information about derivative instruments beneficially owned by such stockholder and any opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of our stock; any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of our stock; any short interest in any of our securities held by such stockholder; any rights to dividends on shares of our stock owned beneficially or of record by such stockholder that are separated or separable from the underlying shares of stock; any proportionate interest in shares of our stock or derivative instruments held by a general or limited partnership in which such stockholder is, or owns a beneficial interest in, the general partner; any performance-related fees to which such stockholder is entitled based on the value of our securities; any arrangement or understanding between such stockholder and the proposed nominee; and whether such stockholder intends to deliver a solicitation notice, as more fully described in our Bylaws. The foregoing summary does not include all requirements a stockholder must satisfy in order to nominate a candidate to our board of directors. Stockholders who wish to recommend a nominee to our board of directors should carefully read our Bylaws, which are available at www.vincoventures.com. (The inclusion of our website address in this Annual Report does not include or incorporate by reference the information on our website into this Annual Report.)

Compensation Committee

The members of our compensation committee are all three independent directors. Mr. Law chairs the compensation committee. The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include, among other things:

●	reviewing and recommending corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;

●	making recommendations to our board of directors with respect to, the compensation level of our executive officers;

●	reviewing and recommending to our board of directors employment agreements and significant arrangements or transactions with executive officers;

●	reviewing and recommending to our board of directors with respect to director compensation; and

●	overseeing and administering our equity-based incentive plan or plans.

Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code.”

With respect to director compensation, our compensation committee is responsible for reviewing the compensation paid to members of the board of directors and recommending modifications to the compensation of members of the board of directors that the compensation committee determines are appropriate and advisable to the board of directors for its approval from time to time. In this regard, the compensation committee may request that management report to the compensation committee periodically on the status of the compensation of board of directors in relation to other similarly situated companies.

In determining compensation for our executive officers, the compensation committee typically considers, but is not required to accept, the recommendations of our Chief Executive Officer regarding the performance and proposed base salary and bonus and equity awards for the other executive officers, as well as himself. The compensation committee may also request the assistance of our Chief Financial Officer in evaluating the financial, accounting and tax implications of various compensation awards paid to the executive officers. However, our Chief Financial Officer does not determine the amounts or types of compensation paid to the executive officers. Our Chief Executive Officer and certain of our other executive officers may attend compensation committee meetings, as requested by the compensation committee. None of our executive officers, including our Chief Executive Officer, attend any portion of the compensation committee meetings during which the executive officer’s compensation is established and approved.

Compensation Committee Interlocks and Insider Participation

Not applicable to smaller reporting companies.

Compensation Committee Report

Not applicable to smaller reporting companies.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

●	development or commercialization experience in large consumer products companies;

●	experience as a board member or executive officer of another publicly held company;

●	strong finance experience;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience;

●	conflicts of interest; and

●	practical and mature business judgment.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. We have disclosed that we satisfy Nasdaq diversity requirements and a grid is published on our website.

Director Nomination Process

Our board of directors believes that its directors should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all stockholders. When considering potential director candidates, our board of directors also considers the candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our board of directors. Our board of directors believe that diversity is an important attribute of the members who comprise our board of directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Our board of directors’ priority in selecting board members is the identification of persons who will further the interests of our stockholders through his or her record of professional and personal experiences and expertise relevant to our business.

Stockholder Nominations to the Board of Directors

Article II, Section 2.5 of our Bylaws provides that our board of directors will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the board of directors will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Article II, Section 2.5 of our Bylaws or as otherwise provided by law. Nominations pursuant to our Bylaws are made by delivering to our Corporate Secretary, within the time frame described in our Bylaws, all of the materials and information that our bylaws require for director nominations by stockholders.

No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Article II, Section 2.5 of our Bylaws and any nominee proposed by a stockholder not nominated in accordance with Article II, Section 2.5 shall not be considered or acted upon for execution at such meeting. Stockholders’ notice for any proposals requested to be included in our prospectus pursuant to Rule 14a-8 under the Exchange Act (including director nominations), must be made in accordance with that rule.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from our committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Governance section of our website, www.vincoventures.com. In addition, we post on our website all disclosures that are required by law or the listing standards of the Nasdaq Capital Market concerning any amendments to, or waivers from, any provision of the code. (Reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Annual Report).

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our named executive officers.

The table below sets forth, for the last two fiscal years, the compensation earned by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(2)	All Other Compensation ($)	Total ($)
Lisa King (3)	2021	64,167	—	—	—	—	64,167
Former Chief Executive Officer	2022	356,619	—	—	—	12,100	368,719

Philip Jones (4)	2021	35,577	100,000	—	—	—	135,577
Former Chief Financial Officer	2022	176,763	150,000	—	—	83,333	410,096

Brendan Bosack	2022
Interim Chief Financial Officer

Steven Garrow (5)	2021	54,167	—	—	—	—	54,167
Former Chief Operating Officer	2022	301,042	—	—	—	24,041	325,083

Christopher B. Ferguson (6)	2021	215,630	480,000	5,454,716	—	—	6,150,346
Former Chief Executive Officer	2022	—	—	—	—	—	—

Brett Vroman (7)	2021	233,951	480,000	3,678,216	—	—	4,392,167
Former Chief Financial Officer	2022	—	—	—	—	—	—

Brian McFadden (8)	2021	252,557	480,000	4,570,511	—	—	5,303,068
Former Chief Strategy Officer	2022	—	—	—	—	—	—

John Colucci	2022	48,451	—	—	—	62,500	110.951
Former CEO (9)

Ross Miller	2022	—	—	—	—	—	—
Former CEO

Gabe Hunterton	2022	—	—	—	—	—	—
Former President

Rod Vanderbilt	2022	—	—	—	—	—	—
Executive Chairman

(1) The dollar amounts shown in this column represent the fair value of shares on their respective grant dates. The grant date fair value was computed in accordance with ASC 718 .

(2) The dollar amounts shown in this column represent the fair value of shares on their respective grant dates. The grant date fair value was computed in accordance with ASC 718.

(3) Ms. King was appointed the Company’s Chief Executive Officer on October 25, 2021 and served at varying times in that capacity into the third quarter of 2022. Ms. King’s other compensation in 2022 consisted of $708 of benefit allowance, $9600 of car allowance and $1,791 of taxable reimbursement.

(4) Mr. Jones was appointed the Company’s Chief Financial Officer on November 22, 2021 and served into the third quarter of 2022. His other compensation in 2022 consisted of a separation payment of $83,333.

(5) Mr. Garrow was appointed the Company’s Chief Operating Officer on October 25, 2021 into the third quarter of 2022. His other compensation for 2022 consisted of $3,188 for COBRA payment, taxable reimbursement of $6,523, benefit allowance of $5,630 and $8,700 car allowance.

(6) Mr. Ferguson served as the Company’s Chief Executive Officer and Chairman in 2020 and a portion of 2021 until his resignation from both positions on October 25, 2021.

(7) Mr. Vroman served as the Company’s Chief Financial Officer in 2020 and a portion of 2021 until his resignation on November 22, 2021. As of the same date, he started to serve as Chief Financial Officer and Treasurer of Cryptyde, Inc., a wholly owned subsidiary of the Company.

(8) Mr. McFadden served as the Company’s Chief Strategy Officer from November 2020, and a portion of 2021 until his resignation for that position on October 21, 2021. As of the same date, he started to serve as the Chief Executive Officer of Cryptyde, a wholly owned subsidiary of the Company. Mr. McFadden received no compensation during fiscal 2020.

(9) Mr. Colucci served as our CEO briefly during the third quarter of 2022. His other compensation consisted of separation pay.

Current Employment Agreements

On October 26, 2022, Vinco Ventures, Inc. (the “Company”) entered into an engagement agreement with Ankura Consulting Group for interim CFO services, with Brendan Bosack, one of its principals, named as Interim CFO of the Company. The agreement calls for services to be rendered at $900 per hour up to $30,000 per week. The agreement is for an indefinite term and cancellable by either party.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to holdings of unvested options and stock awards held by our named executive officers as of December 31, 2022.

	Option Awards
Name	Number of securities underlying unexercised option exercisable (#)	Number of securities underlying unexercised option unexercisable (#)	Option exercise price ($)	Option expiration date
Brett Vroman	80,000	-	$7.01	9/26/2023

Non-Employee Director Compensation

We do not have a formal policy with respect to compensation payable to our non-employee directors for service as directors. The table below shows the equity and other compensation granted to our non-employee directors during 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of our Common Stock as of March 3, 2023 by:

●	each stockholder known by us to beneficially own more than 5% of our outstanding Common Stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on ____________ shares of our common stock outstanding as of March __, 2023.

Name of Beneficial Owner	Number of Shares	Percentage
5% Stockholders (1)
Hudson Bay Master Fund Ltd. (2)	25,079,288	9.99%

Executive Officers and Directors

Roderick Vanderbilt	-	*	%
Richard Levychin	-	*	%
Brian Hart	-	*	%
Lisa King	-	*
Jesse Law	-	*
Brendan Bosack	-	*
Erik Noble	-	*
Total Executive Officers and Directors	-	*	%

*Represents beneficial ownership of less than one percent (1%).

(1) The address for each stockholder listed in the table above is: c/o Vinco Ventures, Inc. 24 Aspen Park Blvd, East Syracuse, NY 13224.

(2) Includes 2,300,000 shares of common stock, 25,392,670 shares of common stock issuable upon conversion of a Senior Convertible Note issued in the Hudson Bay financing dated July 22, 2021, 2,553,952 shares of common stock issuable upon conversion of a Series A Convertible Note issued in the Hudson Bay financing dated February 10, 2023, 383,092 shares of common stock issuable upon conversion of a Series B Convertible Note issued in the Hudson Bay financing dated February 10, 2023, and 5,874,092 shares of common stock issuable upon exercise a warrant issued in connection with the Hudson Bay financing dated February 10, 2023. However, pursuant to the terms of the aforementioned convertible notes and warrants, Hudson Bay Master Fund Ltd. may not convert such convertible notes or exercise such warrants to the extent (but only to the extent) it or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address for Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, Connecticut 06830.

Related Party Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party; and

●	the purpose of, and the potential benefits to us of, the transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

●	a transaction that is specifically contemplated by provisions of our articles of incorporation, as amended and restated, or Bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

We have a written policy regarding the review and approval of related person transactions. With respect to such transactions, it is our policy for our board of directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our board of directors.

Related Party Transactions

The following is a summary of transactions since January 1, 2020, to which we have been a participant in which the amount involved exceeded or will exceed $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”

ZASH Global Media and Entertainment Corporation

As of June 30, 2022, Lomotif owed ZASH $2,500,000 in original principal amount under two promissory notes. In addition, ZASH owed the Company $18,451,250 in original principal amount under six promissory notes. Our Executive Chairman, Roderick Vanderbilt, co-founded ZASH on December 14, 2020, and previously served as the President of ZASH. He resigned from ZASH on January 5, 2021, and an amendment was filed with the Secretary of State of the State of Delaware. He has a pre-existing personal and business relationship with the current controlling shareholder of ZASH and ZVV manager, Theodore Farnsworth. On October 1, 2021, ZASH, ZVV, and AdRizer entered into a letter of intent (as amended, the “LOI”), which contemplated the acquisition by ZASH or ZVV of all of the outstanding equity interests of AdRizer. On February 11, 2022, the Company, ZASH and ZVV entered into an Assignment and Assumption Agreement whereby ZASH and ZVV assigned to the Company, and the Company assumed, all of the rights and obligations of ZASH and ZVV under the LOI, in consideration of a cash payment by the Company to ZASH of $6.75 million upon the closing of the acquisition, which occurred on February 11, 2022 (See Note 3- Acquisitions and Divestitures).

On June 29, 2022, the Company and ZVV entered into a Secured Promissory Note (the “Note”) in the original principal amount of $56,955,167 (eliminated in consolidation as a VIE), which original principal amount has previously been loaned by the Company to ZVV to support Lomotif and other ZVV business ventures and projects. Pursuant to the Note, ZVV can borrow up to an aggregate principal amount of $70,000,000 and will use the proceeds from loans drawn under the Note to support the business of Lomotif and other ZVV business ventures and projects. The Note becomes due and payable in full by ZVV on June 30, 2024, and carries interest at a rate per annum equal to five percent (5%).

In connection with the Note, on the Issue Date, the Company and ZVV entered into that certain Security and Pledge Agreement (the “Security Agreement”). Pursuant to the Security Agreement and to provide security for ZVV’s repayment of all loans under the Note, ZVV granted, among other things, a second priority security interest and lien upon all of ZVV’s property to the Company.

Magnifi U, Inc.

On October 12, 2021, ZVV entered into a promissory note (the “Magnifi U Note”) with Magnifi U, pursuant to which ZVV loaned Magnifi U $1,500,000. The Magnifi U Note bears interest at 3% annually and Magnifi U is obligated to pay the full amount of principal and interest in one balloon payment on October 12, 2023. Our director, Vinco employee, and member of the board of managers of ZVV, Lisa King, is the founder of Magnifi U and serves as its chief executive officer. ZASH has an 8% ownership interest in Magnifi U resulting from its equity investment of $2,411,140 in Magnifi U, with an obligation to fund a total of $5,000,000 for a total of 15% equity.

On May 19, 2021, the Audit Committee (i) approved the Company entering into a secured loan to Magnifi U for up to $2.75 million, with $750,000 to be immediately loaned immediately, (ii) determined the loan to be fair, at arms- length and in line with the Company’s business plan, and (iii) upon disclosure of the conflicts of interest inherent in the loan transaction, found the transaction to be fair and consistent with the Company’s Code of Business Conduct and Ethics. Subsequent cash advances of $694,168 related to employee payroll occurred between December 31, 2021 and June 30, 2022 totaling $1,444,168.

As of June 30, 2022, Lisa King had one member of her extended family working at Magnifi U with an annual salary in excess of $100,000, and Ted Farnsworth had one member of his extended family working at Vinco Ventures and/or ZASH with an annual salary in excess of $100,000.

PZAJ Holdings LLC

As of June 30, 2022, Ted Farnsworth held the position of Initial Chairman of the Board of Managers at PZAJ Holdings, LLC.

Brian Hart

Prior to appointment as a member of Board of Directors of the Company, Mr. Hart previously provided consulting services to the Company earlier in 2022 pursuant to which he received $90,000 in compensation pursuant to which he has been paid in full before September 27, 2022. Mr. Hart is no longer providing consulting services to the Company as of that date and will not provide any such services so long as he serves as director of the Company.

Vote Required

The election of directors requires a plurality vote in favor of the directors.

Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL FIVE DIRECTORS’ REELECTION.

PROPOSAL 11: THE RATIFICATION OF THE APPOINTMENT OF MARCUM, LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

The following is a summary of the fees billed to the Company by Marcum, LLP for professional accounting services rendered for the fiscal years ended December 31, 2022, 2021 and 2020.

	Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2020
Audit Fees (1)	$206,000	$510,991	$277,486
Audit-Related Fees	-	45,063	72,400
Tax Fees (2)	-	—	—
Other Fees (3)	105,060	69,249	98,571
Total	311,060	$625,303	$448,457

(1) Audit fees consist of fees billed for services rendered for the audit of our financial statements and review of our financial statements included in our quarterly reports on Form 10–Q. Other fees consist of comfort letter service fees.

(2) Tax fees consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns.

(3) Other fees consist of fees billed for professional services related to non-recurring fees for the initial public offering and the acquisitions completed during the year.

Vote Required

The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AUDITOR RATIFICATION.

PROPOSAL NO. 12 - OTHER MATTERS

The Board knows of no matter to be brought before the Annual Meeting other than the matters identified in this proxy statement. However, with respect to any other matter that properly comes before the Annual Meeting, Danny Schoening will vote as recommended by the Board or, if no recommendation is given, in his own discretion.

HOUSEHOLDING

In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Upon request, the Company will promptly deliver a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to: Vinco Ventures, Inc.

Attn: Investor Relations

24 Aspen Park Blvd

East Syracuse, NY 13224

Stockholders who beneficially own shares of our Common Stock held in street name may contact their broker, bank or other agent as your nominee to request information about householding.

OTHER MATTERS

As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If you vote by return of your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the persons appointed by the Board as proxies will have the discretion to vote for you on such matters.